Exhibit 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Mark A. Fletcher, Chief Executive Officer and President of Generex Biotechnology Corporation (the "Company"), and Stephen Fellows, Acting Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:

1.               The Company's Quarterly Report on Form 10-Q for the period ended April 30, 2013 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: June 10 2013	By: /s/ Mark A. Fletcher
Mark A. Fletcher
President & Chief Executive Officer
(Principal Executive Officer)

DATE: June 10 2013	By: /s/ Stephen Fellows
Stephen Fellows
Chief Financial Officer
(Principal Financial and Accounting Officer)